Exhibit 21.1

List of Subsidiaries

The following is a list of subsidiaries of PubCo as at the date of the Business Combination

	Place of incorporation	Ownership %
GreenRock Corp	Cayman Islands	100%
ClimateRock	Cayman Islands	100%
Accretion Energies Ltd	England & Wales	100%
Marine2o Limited	England & Wales	100%
GreenRock Germany GmbH	Germany	100%
WindShareFund II B.V.	Netherlands	100%
WindShareFund N.V.	Netherlands	100%
WindShareFund Deutschland Verwaltungs GmbH	Germany	100%
WindShareFund I B.V.	Netherlands	100%
Energiequelle GmbH & Co. Windpark Gau Heppenheim KG	Germany	100%
WindShareFund III B.V.	Netherlands	100%
Windpark Tiefenbrunnen I GmbH & Co. KG	Germany	100%
WindShareFund IV B.V.	Netherlands	100%
GreenRock Netherlands B.V.	Netherlands	100%
WindShareFund REIM B.V.	Netherlands	100%
WindShareFund Europe N.V.	Belgium	100%
FutureEnergyFund N.V.	Belgium	100%
FutureEnergyFund II N.V.	Belgium	100%
FutureEnergyFund III N.V.	Belgium	100%
WSF Deutschland Verwaltungs GmbH	Germany	100%
WindShareFund Asset Management GmbH	Germany	100%
TEP Renewables PV S.p.A.	Italy	80*	%
TEP Renewables (Aidone PV) S.r.l.	Italy	80*	%
TEP Renewables (Appignano PV) S.r.l.	Italy	80*	%
TEP Renewables (Barbona PV) S.r.l.	Italy	80*	%
TEP Renewables (Bellocchi PV) S.r.l.	Italy	80*	%
TEP Renewables (Belmonte PV) S.r.l.	Italy	80*	%
TEP Renewables (Bessude PV) S.r.l.	Italy	80*	%
TEP Renewables (Boccea PV) S.r.l.	Italy	80*	%
TEP Renewables (Bondeno PV) S.r.l.	Italy	80*	%
TEP Renewables (Borgo Mezzanone PV) S.r.l.	Italy	80*	%
TEP Renewables (Butera PV) S.r.l.	Italy	80*	%
TEP Renewables (Caltagirone PV) S.r.l.	Italy	80*	%
TEP Renewables (Carlentini PV) S.r.l.	Italy	80*	%
TEP Renewables (Ferrara PV) S.r.l.	Italy	80*	%
TEP Renewables (Foggia 2 PV) S.r.l.	Italy	80*	%
TEP Renewables (Foggia 3 PV) S.r.l.	Italy	80*	%
TEP Renewables (Foggia 5 PV) S.r.l.	Italy	80*	%
TEP Renewables (Foggia 6 PV) S.r.l.	Italy	80*	%
TEP Renewables (Chiaramonti PV) S.r.l.	Italy	80*	%
TEP Renewables (Matera Luzzi PV) S.r.l.	Italy	80*	%
TEP Renewables (Mazara 1 PV) S.r.l.	Italy	80*	%
TEP Renewables (Mazara 16 PV) S.r.l.	Italy	80*	%
TEP Renewables (Mazara 19 PV) S.r.l.	Italy	80*	%
TEP Renewables (Mazara 20 PV) S.r.l.	Italy	80*	%
TEP Renewables (Monreale) Srl	Italy	80*	%
TEP Renewables (Monte San Giusto PV) srl	Italy	80*	%
TEP Renewables (Monte San Pietrangeli PV) srl	Italy	80*	%
TEP Renewables (Pabillonis PV) Srl	Italy	80*	%
TEP Renewables (SANTA GIUSTA PV) Srl	Italy	80*	%
TEP Renewables (IDSC Torre Stella PV) S.r.l.	Italy	80*	%

*	GreenRock also has an option to acquire the remaining 20% of the company exercisable from late 2026.